Form N-SAR,
Sub-Item 77I
Terms of new or amended securities

Nuveen Investment Trust II
333-33607
811-8333


On September 28, 2006, under Conformed Submission .
Type 485APOS, accession number, 0001193125-06-199143,
Form N-1A was filed with
the SEC and is herein incorporated by reference as an exhibit to the Sub-Item 77I of Form N-SAR.
This Form contained two new series for Nuveen
Investment Trust II, Nuveen Tradewinds Global Resources Fund and
Nuveen Symphony Large-Cap Growth Fund.
See the Prospectus for terms of the securities.